Maximum Value Mortgage Contract

China Construction Bank Shanghai Branch

Contract #: 51043002071

Mortgagor (Party A): Shanghai wanxing bio-pharmaceutical Com., Ltd.
Address: 58-4705 Yang Gao North Road
Legal Representative: Yang Banjun
Tel: 5834 9772

Mortgagee (Party B): China Construction Bank Shanghai Yangpu Branch
Address: 1288 Changyang Road
Postal code: 200090
Manager: Cui Zhuxi
Fax: 6519 0548
Tel: 5508 2580

Mortgagor (Party A): Shanghai wanxing bio-pharmaceutical Com., Ltd.
Mortgagee (Party B): China Construction Bank Shanghai Yangpu Branch

To secure Party B’s credit right, Party B is willing to provide maximum mortgage guarantee for the debt between creditor Party A and the debtor Party B. In accordance with the applicable law and regulation, after reaching an agreement through negotiations, Party A and B agree to enter into this Contract, and be obligated by its clauses.

Article 1. mortgaged goods
Party A is taking the assets described in Clause 16 “ mortgaged goods list” as mortgage.
Party A guarantees that he has the legal possession and disposal rights to the mortgaged goods.
Party A’s mortgaged goods are free from possession rights argument, being closed down or be detained.

Article 2. guaranteed credit
1.	The credits under guarantee were created when Party B issued a series of loans to Party A during Oct. 17, 2002 to Oct. 16, 2004. The maximum value is RMB 30 million.
2.
At any time of the period described above, as long as the remained credit of Party B is less than the maximum value amount, Party B can continuously and circularly issuing loans to the debtor. Party A shall provide mortgage guarantee, within the limit of the maximum value, for the loans issued by Party B, no matter how many times of loan issued, amount of each time, and due date of each loan is within the period or not.

The remained credit including the loan principles, interests (compounded interest and penalty interest), default penalty, compensation, and other cost Party B expensed to realize the credit (include but not limit to litigation cost, arbitration cost, asset protection, business trip expense, enforcing cost, appraisal cost and auction cost).

3.
should the debtor fail in performing the contractual obligation, no matter whether Party B has other guarantee (includes but not limit to guarantee, mortgage, pledge, bond, credit letter or other guarantee modes) for his credit under the Main Contract, Party B has the rights to require directly Party A to take on his guarantee obligation within the scope.

4.	Within the above mentioned period, the Main Contract shall be the contract, agreements or other legal document signed between Party B and the Debtor.

Article 3. Mortgage term
Mortgage term shall be expired in two years starting from the expiration date of the litigation right of the credit.

Article 4. Main contract’s signing and amendments
The loan amount, term, interest rate and intended purpose is defined in the Main Contract signed between Party B and the Debtor.

Party A acknowledge that signing or amending the Main Contact between Party B and the Debtor shall be considered as agreed by Party A. there is no necessary to notify Party A, and his guarantee obligation shall not be reduced or exempted.

Article 5. Independence of the contract
This contract is independent to the Main Contract, and its effectiveness shall not be affected by the invalidation of the Main Contract. In case the Main Contract is invalid, Party A shall still be responsible for the debt created by the debtor.

Article 6. Safekeeping of the mortgaged goods.
Within the mortgage term, Party A shall properly keep the mortgaged goods from damage, and receive Party B’s inspection at any time. In case the mortgaged goods are damaged, lost or evidently devalued, Party A shall promptly notify Party B, and provide Party B with additional guarantee at a value equivalent to the devaluation within 20 working days.

Article 7. Insurance for the mortgaged goods
Within the mortgage term, before the debt has been fully repaid, Party A shall purchase asset insurance for the mortgaged good in accordance with the applicable law and regulations. Before the guaranteed credit has been fully received, Party A shall not stop or revoke the insurance. In case the insurance expire before the credit has been fully realized, Party A shall extend the insurance.

Within the mortgage term, original copy insurance certificate shall be kept by Party B.

Party A shall instruct the insurer to note on the insurance certificate that Party B is the primary beneficiary of the insurance. In case of the accident, the insurer shall deposit the compensation directly to Party B’s banking account. For the insured mortgaged goods which didn’t put Party B as the primary beneficiary, modification change Party B as the primary beneficiary is necessary.

Regarding the insurance compensation, Party A acknowledges that Party B has the rights choose the following options, and shall assist Party B in administration procedures,
1.	To fully repay or fully repay in advance the debt principles and interests and related cost under the Main Contract.
2.	To put as fixed deposit, the voucher shall be used as pledge
3.	Upon consent from Party B, to repair the mortgaged goods in efforts to restore the value.
4.	To be withdrew by a third party appointed by Party B.
5.	After new guarantee provided to Party B’s satisfaction, the insurance compensation then can be disposed solely by Party A.

Article 8. Third party damage compensation
Within the mortgage term, if the mortgaged good is devalued because of a third party’s activity, the damage compensation shall be deposited to Party B’s banking account. Regarding the damage compensation, Party A acknowledges that Party B has the rights choose the following options, and shall assist Party B in administration procedures,
1.	To fully repay or fully repay in advance the debt principles and interests and related cost under the Main Contract.
2.	To put as fixed deposit, the voucher shall be used as pledge
3.	Upon consent from Party B, to repair the mortgaged goods in efforts to restore the value.
4.	To be withdrew by a third party appointed by Party B.
5.	After new guarantee provided to Party B’s satisfaction, the insurance compensation then can be disposed solely by Party A.

Within the mortgage term, in case the mortgaged goods was devalued by third party’s activity and the new value is not enough to fully repay the debt under the Main Contract, Party A shall re-provide guarantee to Party B’s satisfaction. The original mortgaged good with remained value shall still be as the guarantee.

Article 9. Mortgaged goods disposal
1.	Within the mortgage term, Party A shall not bestowal, transfer, leasing, repeatedly mortgage, moving out or dispose the mortgaged goods in other means without approval from Party B.
2.
Within the mortgage term, Party A shall obtain Party B’s written approval before disposing the mortgaged goods. Regarding the income gained from disposing the goods, Party A acknowledges that Party B has the rights choose the following options, and shall assist Party B in administration procedures:

a.	To fully repay or fully repay in advance the debt principles and interests and related cost under the Main Contract.
b.	To put as fixed deposit, the voucher shall be used as pledge
c.	To be withdrew by a third party appointed by Party B.
d.	After new guarantee provided to Party B’s satisfaction, the insurance compensation then can be disposed solely by Party A.

Article 10. Realize the mortgage credit
Should one of following occurs, Party B has the rights to dispose the mortgaged goods:
1.	Entire or partial of the debt principles or interests on due, Party A failed to fully repay the debt.
2.	Other occasions that allow Party B to realize the credit in advance.

Article 11. Default liabilities
Within the mortgage term, in case Party A violates Clause 1, 6, 7, 8 and 9, Party B has the rights to require Party A to take corrective actions, provide additional guarantee, pay the compensation, and Party B also has the rights to dispose the mortgaged goods in advance.
For the fund gained from disposing the mortgaged goods, Party A acknowledges that Party B has the rights choose the following options, and shall assist Party B in administration procedures,
1.	To fully repay or fully repay in advance the debt principles and interests and related cost under the Main Contract.
2.	To put as fixed deposit, the voucher shall be used as pledge
3.	To be withdrew by a third party appointed by Party B.
4.	After new guarantee provided to Party B’s satisfaction, the insurance compensation then can be disposed solely by Party A

Article 12. Registration and revoking registration
The mortgaged goods shall be registered in accordance with the legal requirements. After the contract signed, both Parties shall have the mortgaged goods registered. After the Contract entered into effect, Party A shall hand over the original copies of related certificate and registration document to Party B.
After the entire debts under the Main Contract has been fully repaid, Party B shall timely work together with Party A to revoke the registration.

Article 13 cost
Cost related to appraisal, notarization, insurance, registration, safekeeping and delivery shall be borne by Party A.

Article 14. Others
BLANK

Article 15. Dispute settlement
Should disputes arise in performing the contract, negotiation shall be referred first to settle the disputes. In case the dispute cannot be settled through negotiations or mediation, it shall be settled following _1_ below:
1.	Through litigation procedures at the local court where Party B is located.

During litigation or arbitration, those clauses which are not disputed shall still be in effect.

Article 16. List of mortgaged goods

The list of mortgaged goods is as following:

Name	Property Certificate and No.	address	value showing on the invoice	Appraised value	Value under other guarantee	notes
Buildings	HuFangDiPu(2000) No. 069354	58-4705 Yang Gao North Road	BLANK	RMB 42,884,900.00	BLANK	BLANK

Article 17. after meet the following conditions, the Contract will come into effect:
1.	The Contract shall be signed by the legal representatives of both Parties and stamped.
2.	the mortgaged goods under “mortgaged goods list” have been registered.

Article 18. This contract is in TWO copies.

Article 19 Declaration.
1.	Party A understands clearly Party B’s scope of business and authorization.
2.
Party A has read through the contract, especially the clauses in BOLD fonts. As requested by Party A, Party B has made explanations to some clauses. Party acknowledges that he fully understand the meaning of the contract clauses and related legal liabilities.

3.	Party A has the legal rights to sign this contract.

Signatures and Stamps of both parties.

Party A: Shanghai wanxing bio-pharmaceutical Com., Ltd.
Legal Representative: Yang Banjun
Oct. 17, 2002

Mortgagee (Party B): China Construction Bank Shanghai Yangpu Branch
Manager: Cui Zhuxi
Oct. 17, 2002